Exhibit 4.54

EXECUTION VERSION

AERCAP GLOBAL AVIATION TRUST

6.50% FIXED-TO-FLOATING RATE JUNIOR SUBORDINATED NOTES DUE 2045

REGISTRATION RIGHTS AGREEMENT

Dated as of June 9, 2015

i

This REGISTRATION RIGHTS AGREEMENT, dated as of June 9, 2015 (this “Agreement”), is made between AerCap Global Aviation Trust, a statutory trust organized under the laws of Delaware (the “Company”), American International Group, Inc., a Delaware corporation (together with its successors, permitted assigns and Permitted Transferees, the “Noteholder”), and the guarantors of the Notes listed on Schedule I hereto (the “Guarantors”).

A.                                    On the date hereof, the Company issued to the Noteholder 6.50% Fixed-to-Floating Rate Junior Subordinated Notes due 2045 in the aggregate principal amount of $500,000,000 (the “Notes”), pursuant to the Share Repurchase Agreement, dated as of June 1, 2015 (the “Share Repurchase Agreement”), among the Company, the Guarantors and the Noteholder.

B.                                    The Notes are being issued under an indenture, dated as of the date hereof (as amended or supplemented from time to time, the “Indenture”), among the Company, the Guarantors and Deutsche Bank Trust Company Americas, as trustee, and the Company’s obligations under the Notes and the Indenture will be guaranteed on a junior subordinated, unsecured basis (collectively, the “Guarantees”) by the Guarantors.

C.                                    In connection with the Closing of the transactions under the Share Repurchase Agreement, the Company and the Guarantors desire to grant to the Noteholder certain registration rights in the United States with respect to the Notes issued to the Noteholder pursuant to the Share Repurchase Agreement.

D.                                    Capitalized terms used in this Agreement are used as defined in Section 9.

Now, therefore, the parties hereto agree as follows:

1.                                      Demand Registrations.

(a)                                 Short-Form Registration.  At any time after the date that is 90 days after the Closing Date, so long as the Noteholder holds Notes and such securities are Registrable Securities and so long as the Company and the Guarantors are eligible to use Form F-3 or Form S-3 (or a comparable form), for the registration of its Notes, the Noteholder may make one or more Registration Requests to the Company covering all or a portion of the Registrable Securities held by it pursuant to a shelf registration for the sale or distribution of Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration”).  Any Shelf Registration shall provide for the resale of the Notes from time to time by and pursuant to any method or combination of methods legally available to the Noteholder (including, without limitation, an underwritten offering, a direct sale to purchasers, a sale to or through brokers, dealers or agents, a sale over the internet, block trades, derivative transactions with third parties and hedging transactions).  The Company and the Guarantors shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement in accordance with the intended methods of disposition by the Noteholder.

(b)                                 Other Demand Registration.  At any time after the date that is 90 days after the Closing Date, so long as the Noteholder holds Notes and such securities are Registrable Securities, if the Company and the Guarantors are not eligible to use Form F-3 or Form S-3 (or a comparable form) for the registration of its Notes, the Noteholder may make one or more Registration Requests other than a Shelf Registration covering all or a portion of the Registrable Securities held by it pursuant to the Securities Act.  The Company and the Guarantors shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement in accordance with the intended methods of disposition by the Noteholder.

(c)                                  The Company and the Guarantors, within thirty (30) days of the date on which the Company receive a Registration Request given by the Noteholder in accordance with Section 1(a) or Section 1(b) hereof, will file with the Commission, and the Company will thereafter use commercially reasonable efforts to cause to be declared effective as promptly as practicable, a Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution, of the principal amount of Registrable Securities specified by the Noteholder in such Registration Request (it being agreed that that the Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act if Rule 462(e) is available to the Company and the Guarantors); provided, however, that the Company and the Guarantors shall not be obligated to give effect to any Registration Request if, in the reasonable judgment of AerCap, it is not feasible for the Company and the Guarantors to proceed with such registration because of the unavailability of audited or other required financial statements of AerCap or any other Person; provided that the Company and the Guarantors shall use their commercially reasonable efforts to obtain such financial statements as promptly as practicable.

(d)                                 The Company and the Guarantors will use commercially reasonable efforts to keep each Shelf Registration Statement filed pursuant to this Section 1 continuously effective and usable for the resale of the Registrable Securities covered thereby until the earlier of (i) three (3) years from the effective date of such Shelf Registration Statement and (ii) the date on which all of the Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement; provided that, if on the third (3rd) anniversary date of the effectiveness of a Shelf Registration Statement Registrable Securities covered by such Shelf Registration Statement remain unsold, the Company and the Guarantors shall re-file such Shelf Registration upon its expiration and keep such re-filed Shelf Registration Statement effective and usable for the aforesaid period.  The time period for which the Company and the Guarantors are required to maintain the effectiveness of any Registration Statement is hereinafter referred to as the “Effectiveness Period”.

(e)                                  After the date that is 90 days after the Closing Date, at any time that any Shelf Registration is effective, if the Noteholder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering or distribution of all or part of its Registrable Securities included by it on any Shelf Registration (a “Shelf Offering”) and stating the principal amount of the Registrable Securities to be included in the Shelf Offering, then the Company and the Guarantors shall amend or supplement the Shelf Registration as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering.

(f)                                   Selection of Underwriters.  If the Noteholder intends to distribute the Registrable Securities covered by any Registration Request or Take-Down Notice by means of an underwritten offering, the Noteholder will so advise the Company as a part of the Registration Request or Take-Down Notice.  Subject to the last sentence of this Section 1(f), the Company and the Guarantors will not be obligated to effect more than three (3) such underwritten offerings in any 12-month period.  In connection with any such underwritten offering, (i) if there are less than five total joint book-running managing underwriters, the Company will have the right to appoint one such joint book-running managing underwriter, and (ii) if there are five or more total joint book-running managing underwriters, the Company will have the right to appoint two such joint book-running managing underwriters, and in each case the Noteholder will have the right to appoint the remaining joint book-running managing underwriters; provided that each of the joint book-running managing underwriters appointed pursuant hereto will have equally shared responsibilities and economics, including for investor meetings and allocating the order book with all other joint book-running managing underwriters.  In such an underwritten offering, the Noteholder (together with the Company and the Guarantors) will enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such offering.  If the Noteholder disapproves of the terms of the underwriting, the Noteholder may elect to withdraw therefrom by written notice to the Company and the joint book-running managing underwriters; provided, however, that such attempted offering will count as one of the Noteholder’s three (3) underwritten offerings described above.  Notwithstanding anything in this Agreement to the contrary, an attempted offering will not count as one of the Noteholder’s three (3) underwritten offerings described above if the Noteholder’s decision to withdraw from, terminate, abandon or cancel such offering results from or arises out of an action by the Company or the Guarantors that could reasonably be expected to adversely affect the timing, marketability or offering price of the securities contemplated to have been offered in such registration.

(g)                                  Restrictions on Underwritten Offerings.  Notwithstanding anything in this Section 1 to the contrary, the Noteholder may not make, and the Company and the Guarantors will not be obligated to effect, an underwritten offering unless the aggregate principal amount of Registrable Securities being offered in such underwritten offering is at least $150,000,000 (unless the Noteholder is proposing to sell all of its remaining Notes).  In addition, the Noteholder may not, without the Company’s prior written consent launch any offering within 90 days of any other underwritten offering of Registrable Securities by the Noteholder.

(h)                                 No Other Demand Registrations.  The Company and the Guarantors will not include in any underwritten registration pursuant to Section 1 any securities that are not Registrable Securities.

2.                                      Restrictions on Demand Registration.

(a)                                 Right to Defer or Suspend Registration.  In the event that AerCap determines in good faith that any one or more of the following circumstances exist, the Company and the Guarantors may, at their option, (x) defer any registration of Registrable Securities in response to a Registration Request or (y) require the Noteholder to suspend any offering of Registrable Securities pursuant to a Registration Statement for the periods specified:

(i)                                     if AerCap is subject to any of its customary suspension or blackout periods, for all or part of such period;

(ii)                                  if any offering would occur during the period commencing 15 days prior to any scheduled investor day presentation of AerCap and ending two days after the furnishing to the SEC of the Form 6-K or Form 8-K reporting the substance of such investor day presentation, for the duration of such period; and

(iii)                               for not more than sixty (60) days in the aggregate in any 180-day period, if AerCap believes that an offering would require the Company or any Guarantors, under applicable securities laws and other laws, to disclose material non-public information that would not otherwise be required to be disclosed at that time and AerCap believes in good faith that such disclosures at that time would not be in best interests of the Company or any Guarantor; provided that this exception shall continue to apply only during the time that such material non-public information has not been disclosed and remains material; provided, further, that upon disclosure of such material non-public information, the Company shall (x) notify the Noteholder; (y) terminate any deferral or suspension it has put into effect; and (z) take such actions necessary to permit registered sales of Registrable Securities as required or contemplated by this Agreement, including, if necessary, preparation and filing of a post-effective amendment or prospectus supplement so that the Registration Statement and any prospectus forming a part thereof will not include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b)                                 Limitation on Deferrals and Suspensions.  The Company and the Guarantors shall not be permitted to defer registration or require the Noteholder to suspend an offering pursuant to this Section 2 if the duration of all such deferrals or suspensions would for any individual deferral or suspension pursuant to Section 2(a)(i), (ii) or (iii) exceed sixty (60) consecutive days or if the duration of all such deferrals or suspensions would in the aggregate exceed one hundred ninety-five (195) days in any 12-month period.

(c)                                  If the Company and the Guarantors defer any registration of Registrable Securities in response to a Registration Request or Take-Down Notice or require the Noteholder to suspend any offering of Registrable Securities, the Noteholder shall be entitled to withdraw such Registration Request or such Take-Down Notice, as the case may be, and if it does so, such request shall not be treated for any purpose as an exercise of a Registration Request or the delivery of a Take-Down Notice pursuant to Section 1.

3.                                      Registration Procedures  In connection with the registration obligations of the Company and the Guarantors pursuant to and in accordance with Section 1, the Company and the Guarantors will use commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof.  Without limiting the generality of the foregoing, the Company and the Guarantors will, as expeditiously as possible:

(a)                                 prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, subject to Section 1(c) of this Agreement, make all required filings with FINRA and thereafter use commercially reasonable efforts to cause such Registration Statement to become effective upon filing but in any event not later than thirty (30) days after the filing of such Registration Statement; provided that before filing a Registration Statement or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act that are incorporated or deemed to be incorporated by reference into the Registration Statement), the Company will furnish to the Noteholder copies of all documents proposed to be filed.  If the Noteholder informs the Company in writing within five Business Days that it has any objections to the filing of such Registration Statement, amendment or supplement, the Company will not file such Registration Statement, amendment or supplement prior to the date that is five Business Days from the date the Noteholder received such document.  The Company will not file any Registration Statement or amendment or supplement to such Registration Statement to which the Noteholder will have reasonably objected in writing on the grounds that (and explaining why) such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

(b)                                 prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (i) not less than the Effectiveness Period or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the Noteholder, set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Noteholder set forth in such Registration Statement;

(c)                                  furnish to the Noteholder, without charge, such number of conformed copies of such Registration Statement and of each post-effective amendment thereto, and deliver, without charge, such number of copies of each preliminary prospectus, final prospectus, all exhibits and other documents filed therewith and such other documents as the Noteholder may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by it;

(d)                                 use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Noteholder reasonably requests in writing (provided that the Company and the Guarantors will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)                                  promptly notify the Noteholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable, prepare and furnish to the Noteholder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f)                                   promptly notify the Noteholder (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for such purpose, (iv) of the receipt by the Company or the Guarantors or their legal counsel of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) the happening of any event that requires the Company or the Guarantors to make changes in any effective Registration Statement or the Prospectus related to the Registration Statement necessary to make the statements in such Registration Statement not misleading or the statements in such Prospectus not misleading in light of the circumstances in which they were made (which notice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made);

(g)                                  use commercially reasonable efforts to cause all such Registrable Securities to be listed on the Irish Stock Exchange and to maintain such listing on the Irish Stock Exchange or another recognized stock exchange, as defined under the Irish Tax Consolidation Act, for a period of not less than seven years from the Closing Date;

(h)                                 enter into such customary agreements (including underwriting agreements in form, scope and substance as is customary in underwritten offerings) and take all such appropriate and reasonable other actions as the Noteholder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i)                                     if such offering is an underwritten offering, make available for inspection by the Noteholder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the

Noteholder or any such underwriter, all financial and other records, pertinent corporate documents of the Company as will be reasonably necessary to enable them to exercise their due diligence responsibilities, provided that each of the Noteholder, any such underwriter and any attorney, accountant or other agent retained by the Noteholder or any such underwriter will enter into a confidentiality agreement satisfactory to the Company;

(j)                                    otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of AerCap and its Subsidiaries covering the period of at least twelve months beginning with the first day of AerCap’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)                                 in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use commercially reasonable efforts promptly to obtain the withdrawal of such order at the earliest practicable time;

(l)                                     enter into such agreements and take such other actions as the Noteholder or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for and participating in such number of “road shows”, and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition, including, as the underwriters reasonably request, making members of senior management of AerCap, as would customarily participate in “road show” and other customary marketing activities for an offering by AerCap comparable to such offering in size and type of securities offered, cooperate with the managing underwriters or underwriter and make themselves available to participate on a reasonable basis in “road show” and other customary marketing activities in such locations (domestic and foreign) as recommended by the managing underwriters or underwriter (including one-on-one meetings with prospective purchasers of the Registrable Securities);

(m)                             if such offering is an underwritten offering, use commercially reasonable efforts to obtain one or more comfort letters, addressed to the underwriters, the Noteholder (provided that AerCap’s independent public accountants will address a comfort letter to the Noteholder), dated the effective date of, or the date of the closing under the underwriting agreement for such offering, signed by AerCap’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters in underwritten offerings;

(n)                                 if such offering is an underwritten offering, use commercially reasonable efforts to provide legal opinions of the Company’s and the Guarantors’ outside counsel, addressed to the underwriters, dated the effective date of, or the date of the closing under the underwriting agreement for such offering, each amendment and supplement thereto, with respect to the Registration Statement, each amendment and supplement thereto

(including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(o)                                 make available to the Noteholder each item of correspondence from the Commission or the staff of the Commission (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange) and each item of correspondence written by or on behalf of the Company or the Guarantors to the Commission or the staff of the Commission (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, other than, in each case, any item of correspondence relating to any reports delivered or required to be delivered under the Exchange Act whether or not in connection with such Registration Statement; and

(p)                                 use their commercially reasonable efforts to procure the cooperation of the Trustee in settling any transfer of Registrable Securities, including with respect to the transfer of any physical certificates into book-entry form in accordance with any procedures reasonably requested by the Noteholder or the underwriters.

The Company and the Guarantors agree not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to the Noteholder by name, or otherwise identifies the Noteholder as the holder of any securities of the Company or the Guarantors, without the consent of the Noteholder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by applicable law.

The Company and the Guarantors may require the Noteholder to furnish the Company and the Guarantors with such information regarding the Noteholder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

The Noteholder agrees that, upon receipt of any notice from the Company or the Guarantors of the happening of any event of the kind described in Section 3(e), 3(f)(ii) or 3(f)(iii) hereof, that the Noteholder shall discontinue disposition of any Registrable Securities covered by such Registration Statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(c) hereof, which supplement or amendment shall be prepared and furnished as soon as reasonably practicable, or until the Noteholder is advised in writing by the Company or the Guarantors that the use of the applicable prospectus may be resumed, and has received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company or the Guarantors, the Noteholder shall use its commercially reasonable efforts to return to the Company and the Guarantors all copies then in its possession, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such request.  As soon as practicable after the Company and the Guarantors have determined that the use of the applicable prospectus may be resumed, the Company and the Guarantors will notify the Noteholder.  In the event the Company or the Guarantors invoke an Interruption Period hereunder and in the reasonable discretion of the Company the need for the Company or the Guarantors to continue the Interruption Period ceases for any reason, the Company and the Guarantors shall, as soon as reasonably practicable, provide written notice to the Noteholder that such Interruption Period is no longer applicable.  Notwithstanding anything in this paragraph to the contrary, no Interruption Period shall exceed sixty (60) days and, in any calendar year, no more than one hundred ninety-five (195) days in the aggregate may be part of an Interruption Period.

4.                                      Registration Expenses.

(a)                                 The Company and the Guarantors will, jointly and severally, pay all expenses incidental to the Company’s and the Guarantors’ performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and the Guarantors, independent certified public accountants, the reasonable fees and expenses of one counsel to represent the Noteholder selected by the Noteholder and all transportation and other expenses incurred by or on behalf of the Noteholder, the Company, the Guarantors or any underwriters, or their representatives, in connection with “roadshow” presentations and the holding of meetings with potential investors to facilitate the distribution and sale of the Registrable Securities.  In addition, the Company and the Guarantors will, in any event, pay their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review and the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange as provided in Section 3(g).

(b)                                 Selling Expenses will be borne by the Noteholder.

5.                                      Indemnification.

(a)                                 The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless, and hereby do indemnify and hold harmless, the Noteholder, its affiliates and its directors, officers, employees and partners and each Person who controls the Noteholder (within the meaning of the Securities Act) against, and pay and reimburse the Noteholder and any such affiliate, director, officer, employee or partner or controlling person for, any losses, claims, damages, liabilities, joint or several, to which the Noteholder or any such affiliate, director, officer, employee or partner or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any “issuer free writing prospectus” as such term is defined under Rule 433 under the Securities Act or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company and the Guarantors, jointly and severally, will pay and reimburse the Noteholder and each such affiliate, director, officer, employee, partner and controlling person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or any “issuer free writing prospectus” as such term is defined under Rule 433 under the Securities Act, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company or the Guarantors by the Noteholder or expressly for use therein.  In connection with an underwritten offering, the Company and the Guarantors, if requested, will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Noteholder.

(b)                                 The Noteholder will furnish to the Company in writing such information and affidavits as the Company and the Guarantors may reasonably request for use in connection with any Registration Statement or prospectus and will indemnify and hold harmless the Company and the Guarantors, their respective directors and officers, each underwriter and each other Person who controls either Company or any Guarantor (within the meaning of the Securities Act) and each such underwriter against any losses, claims, damages, liabilities, joint or several, to which the Company or any Guarantors or any such director or officer, any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company or any Guarantor by the Noteholder expressly for use therein, and the Noteholder will reimburse the Company or any Guarantors and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that the obligation to indemnify and hold harmless will be limited to the net amount of proceeds received by the Noteholder from the sale of Registrable Securities pursuant to such Registration Statement.

(c)                                  Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)                                 The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

(e)                                  If the indemnification provided for in this Section 5 is legally unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Notwithstanding the foregoing, the amount the Noteholder will be obligated to contribute pursuant to this Section 5(e) will be limited to an amount equal to the proceeds received by the Noteholder in respect of the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Noteholder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

6.                                      Rule 144 and 144A Reporting.

(a)                                 With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company and the Guarantors agree to use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company and the Guarantors under the Securities Act and the Exchange Act and keep public information available at any time when the Company and the Guarantors are subject to such reporting requirements.

Upon request of the Noteholder, the Company and the Guarantors will deliver to the Noteholder a written statement as to whether it has complied with such informational and reporting requirements and will, within the limitations of the exemptions provided by Rule 144 (as such rule may be amended from time to time) or any similar rule enacted by the Commission, instruct the transfer agent to remove the restrictive legend affixed to any Notes to enable such securities to be sold in compliance with Rule 144 (as such rule may be amended from time to time) or any similar rule enacted by the Commission.

(b)                                 For purposes of facilitating sales pursuant to Rule 144A, to the extent AerCap is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Noteholder and any prospective purchaser of the Noteholder’s securities will have the right to obtain from AerCap, upon written request of the Noteholder prior to the time of sale, a copy of the most recent annual or quarterly report of AerCap, and such other reports and documents that AerCap would have been required to file if AerCap were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act as the Noteholder or prospective purchaser may reasonably request in writing in availing itself of any rule or regulation of the Commission allowing the Noteholder to sell any such securities without registration, including the information required by Rule 144A(d)(4) under the Securities Act.

7.                                      Term.  This Agreement will be effective as of the date hereof and will continue in effect thereafter until the earliest of (a) its termination by the written consent of the parties hereto or their respective successors in interest, (b) the date on which no Registrable Securities remain outstanding and (c) the dissolution, liquidation or winding up of the Company.

8.                                      Governing Law, Dispute Resolution and Jurisdiction.

(a)                                 This Agreement, all transactions contemplated by this Agreement, and all claims and defenses of any nature (including contractual and non-contractual claims and defenses) arising out of or relating to this Agreement, any transaction contemplated by this Agreement, and the formation, applicability, breach, termination or validity of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflicts of law principles that would apply the Law of another jurisdiction.

(b)                                 Any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or the transactions contemplated by this Agreement or the formation, applicability, breach, termination or validity thereof, shall be finally settled exclusively by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC”) in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties.  The arbitration shall be conducted by three arbitrators (the “Arbitral Tribunal”).  The arbitration shall be conducted in the English language and the seat of the arbitration shall be New York, New York.

(c)                                  The party or parties initiating arbitration (the “Claimant(s)”) shall nominate an arbitrator in its (their) request for arbitration (the “Arbitration Request”).  The party or parties named as Respondent(s) in the Arbitration Request (the “Respondent(s)”) shall nominate an arbitrator within thirty (30) days of receipt of the Arbitration Request and shall notify the Claimant(s) of such nomination in writing.  If within thirty (30) days of receipt of the Arbitration Request by the Respondent(s), the Respondent(s) has (have) not nominated an arbitrator, then the International Court of Arbitration of the ICC (the “ICC Court”) shall appoint an arbitrator on behalf of the Respondent(s).  The first two arbitrators nominated by the parties or appointed by the ICC Court in accordance with the above shall nominate a third arbitrator within thirty (30)

days of the confirmation by the ICC Court (or appointment in accordance with the above) of the arbitrator nominated/appointed on behalf of the Respondent(s).  When the third arbitrator has accepted the nomination, the other two arbitrators shall promptly notify the parties of the nomination.  If the first two arbitrators nominated/appointed fail to nominate a third arbitrator within the thirty (30) days referred to above, the ICC Court shall appoint the third arbitrator and shall promptly notify the parties of the appointment.  The third arbitrator shall act as chair of the Arbitral Tribunal.  Each arbitrator shall be qualified to practice law under the Laws of the State of New York.  An arbitrator shall be deemed to have met these qualifications unless any party objects within fifteen (15) days.

(d)                                 The parties agree that any Award by the Arbitral Tribunal on interim measures shall be fully enforceable as such and an application for interim measures to a court of competent jurisdiction by any party to the arbitration shall not be deemed incompatible with, or a waiver of, the agreement to arbitrate set out in this Section 8.

(e)                                  In order to facilitate the comprehensive resolution of related disputes and to avoid inconsistent decisions in related disputes, upon request of any party to an arbitration proceeding commenced pursuant to this Section 8, any dispute, controversy or claim subsequently noticed for arbitration under the provisions of this Section may be consolidated with the earlier-commenced arbitration proceeding, as determined within the discretion of the Arbitral Tribunal appointed in the first-commenced arbitration proceeding.  The Arbitral Tribunal must not consolidate such arbitrations unless the Arbitral Tribunal determines that (i) there are issues of fact or law common to the proceedings, so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no party hereto would be prejudiced as a result of such consolidation through undue delay, conflict of interest or otherwise.  If the Arbitral Tribunal and any arbitration tribunal appointed in a subsequent arbitration proceeding disagree as to whether their respective arbitrations should be consolidated there shall be no consolidation.

(f)                                   The ICC Court, any arbitrator, and their agents or Representatives, shall keep confidential and not disclose to any non-party the existence of the arbitration, non-public materials and information provided in the arbitration by another party, and orders or awards made in the arbitration (together, the “Arbitration Confidential Information”).  If a party or an arbitrator wishes to involve in the arbitration a non-party — including a fact or expert witness, stenographer, translator or any other person — the party or arbitrator shall make reasonable efforts to secure the non-party’s advance agreement to preserve the confidentiality of the Arbitration Confidential Information.  Notwithstanding the foregoing, a party may disclose Arbitration Confidential Information to the extent necessary to:  (i) prosecute or defend the arbitration or proceedings related to it (including enforcement or annulment proceedings), or to pursue a legal right; (ii) respond to a compulsory order or request for information of a governmental or regulatory body; (iii) make disclosure required by law or by the rules of a securities exchange; (iv) seek legal, accounting or other professional services, or satisfy information requests of potential acquirers, investors or lenders, provided that in each case of any disclosure allowed under the foregoing circumstances (i) through (iv), where possible, the producing party takes reasonable measures to ensure that the recipient preserves the confidentiality of the information provided.  The Arbitral Tribunal may permit further disclosure of Arbitration Confidential Information where there is a demonstrated need to disclose that outweighs any party’s legitimate interest in preserving confidentiality.  This confidentiality provision survives termination of this

Agreement and of any arbitration brought pursuant to this Agreement.  This confidentiality provision may be enforced by an arbitral tribunal or any court of competent jurisdiction, and an application to a court to enforce this provision shall not waive or in any way derogate from the agreement to arbitrate set out in this Section 8.

(g)                                  If there is any dispute as to whether a dispute, controversy or claim is subject to arbitration, the Arbitral Tribunal shall have jurisdiction to decide the same.

(h)                                 The agreement to arbitrate under this Section 8 shall be specifically enforceable.  Any Award rendered by the Arbitral Tribunal shall be in writing and shall be final and binding upon the parties, and may include an award of costs, including reasonable legal fees and disbursements, to the prevailing party.  The parties undertake to carry out any Award without delay and waive their right to any form of recourse based on grounds other than those contained in the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 insofar as such waiver can validly be made.  Judgment upon any Award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets and, to the maximum extent permitted by Law, the parties agree that any court of competent jurisdiction in which enforcement of the Award is sought shall have power to enforce the relief awarded by the Arbitral Tribunal, regardless of whether such relief is characterized as legal, equitable or otherwise.

(i)                                     Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts located in New York, New York for enforcing the parties’ agreement to arbitrate, enforcing any arbitration Award or obtaining or enforcing interim measures (including injunctive relief).  THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY IN ANY COURT OF COMPETENT JURISDICTION IN ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND THE TRANSACTION AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.                                      Defined Terms.  Capitalized terms when used in this Agreement have the following meanings:

“AerCap” means AerCap Holdings N.V., a public limited liability company (naamloze vennotshap) incorporated under the laws of the Netherlands, and any successor in interest thereto.

“Agreement” has the meaning set forth in the preamble.

“AIG” means American International Group, Inc., a Delaware corporation, and any successor in interest thereto.

“Arbitral Tribunal” has the meaning set forth in Section 8(b).

“Arbitration Confidential Information” has the meaning set forth in Section 8(f).

“Arbitration Request” has the meaning set forth in Section 8(c).

“Award” means an award, order or ruling (including for injunctive relief or specific performance) of the Arbitral Tribunal in accordance with, and subject to the terms of, this Agreement.

“Claimant” has the meaning set forth in Section 8(c).

“Closing” has the meaning set forth in the Share Repurchase Agreement.

“Closing Date” has the meaning set forth in the Share Repurchase Agreement.

“Commission” means the United States Securities and Exchange Commission or any other federal agency administering the Securities Act.

“Company” has the meaning set forth in the preamble and includes any successor in interest thereto.

“Effectiveness Period” has the meaning set forth in Section 1(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Guarantees” has the meaning set forth in the preamble.

“Guarantors” has the meaning set forth in the preamble, and, in each case, any successor in interest thereto.

“ICC” has the meaning set forth in Section 8(b).

“ICC Court” has the meaning set forth in Section 8(c).

“Indenture” has the meaning set forth in the preamble.

“Interruption Period” has the meaning set forth in Section 3.

“Law” means any federal, state, provincial or local, domestic or foreign law, statute, legislation, code, treaty, ordinance, or common law or any rule, regulation, order, writ, judgment, injunction, ruling, decree, stipulation, determination or award, agency requirement or other requirement or rule of law of any federal, state, provincial or local domestic or foreign governmental, legislative, judicial, administrative, arbitral or regulatory or self-regulatory authority, agency, commission, body, court or entity, including any such governmental authority having jurisdiction over the assessment, determination, collection or imposition of any federal, state, local or foreign taxes, charges, imposts, levies, fees or assessments of any kind whatsoever (including interest, penalties, fines, additions to tax or additional amounts with respect thereto).

“Noteholder” has the meaning set forth in the preamble.

“Notes” has the meaning set forth in the preamble.

“Permitted Transferee” means any Subsidiary of AIG.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or department or agency thereof.

“Respondent(s)” has the meaning set forth in Section 8(c).

“Register,” “registered” and “registration” refers to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state securities laws of such states in which the Noteholder notifies the Company of its intention to offer Registrable Securities.

“Registrable Securities” means the Notes issued to the Noteholder pursuant to the Share Repurchase Agreement.  As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (x) they have been effectively registered or qualified for sale by a prospectus filed under the Securities Act and disposed of in accordance with the Registration Statement covering such securities, (y) they have been sold to the public through a broker, dealer or market maker pursuant to Rule 144 or other exemption from registration under the Securities Act or (z) after the three-year anniversary of the Closing Date, they are eligible to be sold pursuant to Rule 144 without volume restrictions (but shall in no event under this clause (z) cease to be Registrable Securities prior to the date that is 90 days after the first day on which the Noteholder no longer beneficially owns any AerCap ordinary shares).  For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Registration Request” means a request by the Noteholder for the registration under the Securities Act of the Registrable Securities held by it pursuant to Section 1 of this Agreement.

“Registration Statement” means the prospectus and other documents filed with the Commission to effect a registration under the Securities Act.

“Rule 144” means Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

“Rule 144A” means Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

“Securities Act” means the United States Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder.

“Share Repurchase Agreement” has the meaning set forth in the preamble.

“Shelf Offering” has the meaning set forth in Section 1(e).

“Shelf Registration” has the meaning set forth in Section 1(a).

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form F-3 or Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering the Registrable Securities.

“Subsidiary” means any corporation, partnership, joint venture, trust, limited liability company, unincorporated association or other entity in respect of which such Person, directly or indirectly: (w) is entitled to more than 50% of the interest in the capital or profits; (x) holds or controls a majority of the voting securities or other voting interests; (y) has rights via holdings of debt or other contract rights that are sufficient for control and consolidation for purposes of generally accepted accounting principles in the United States of America; or (z) has the right to appoint or elect a majority of the board of directors or persons performing similar functions.

“Take-Down Notice” has the meaning set forth in Section 1(e).

10.                               Miscellaneous.

(a)                                 No Inconsistent Agreements.  The Company and the Guarantors will not hereafter enter into any agreement with respect to their securities which is inconsistent with or violates the rights granted to the Noteholder in this Agreement.

(b)                                 Remedies.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement, provided that the Noteholder will not have any right to an injunction to prevent the filing or effectiveness of any Registration Statement of the Company or the Guarantors, other than a Registration Statement filed pursuant to this Agreement in response to a Registration Request.

(c)                                  Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company, the Guarantors and the Noteholder.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(d)                                 Assignment of Registration Rights.  The rights of the Noteholder to registration of all or any portion of its Registrable Securities pursuant to this Agreement may be assigned by the Noteholder to any Permitted Transferee to the extent of the Registrable Securities transferred as long as (i) the Noteholder, within ten (10) days after such transfer, furnishes to the Company and the Guarantors written notice of the transfer to the Permitted Transferee and (ii) such Permitted

Transferee agrees, following such transfer, to be subject to all applicable restrictions and obligations set forth in this Agreement, and executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company and the Guarantors, in which case the applicable Permitted Transferee shall be the beneficiary of all rights of the Noteholder and subject to all restrictions and obligations applicable to the Noteholder pursuant to this Agreement, to the same extent as the Noteholder.

(e)                                  Successors and Assigns.  Except as provided in Section 10(d) hereof, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.  Subject to the preceding sentence, this Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.  If any of the Registrable Securities is converted into or exchanged or substituted for other securities issued by any other Person, as a condition to the effectiveness of the merger, consolidation, reclassification, share exchange of other transaction pursuant to which such conversion, exchange, substitution or other transaction takes place, such other Person shall become bound hereby with respect to such other securities, which shall constitute Registrable Securities.

(f)                                   Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(g)                                  Counterparts.  This Agreement may be executed simultaneously in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(h)                                 Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i)                                     Entire Agreement.  This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

(j)                                    Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing, and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following respective addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10(j):

if to the Company or the Guarantors:

AerCap Holdings N.V.

AerCap House

Stationsplein 965

1117 CE Schiphol

The Netherlands

Fax number:  +31 20 655 9100

Attention:  Chief Legal Officer

With a copy to (which shall not constitute notice):

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Fax:  212-474-3700

Attention:  Craig F. Arcella

if to the Noteholder:

American International Group, Inc.

80 Pine Street

New York, New York  10005

United States of America

Fax:  212-425-3275

Attention:  General Counsel

With a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY  10022

Attention:  Peter J. Loughran, Esq.

Email Address:  pjloughran@debevoise.com

[the remainder of this page left intentionally blank]

IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the date and year set forth above.

AMERICAN INTERNATIONAL GROUP, INC.

By	/s/	Brian T. Schreiber
Name		Brian T. Schreiber
Title	Executive Vice President and Chief Strategy Officer

[Signature Page to Notes Registration Rights Agreement]

IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the date and year set forth above.

AERCAP IRELAND CAPITAL LIMITED

By	/s/	Thomas Kelly
Name		Thomas Kelly
Title		Attorney-In-Fact

AERCAP GLOBAL AVIATION TRUST

By	/s/	Ian Sutton
Name		Ian Sutton
Title		Chief Financial Officer

AERCAP HOLDINGS N.V.

By	/s/	Aengus Kelly
Name		Aengus Kelly
Title		Chief Executive Officer

AERCAP AVIATION SOLUTIONS B.V.

By	/s/	Keith Helming	/s/ Gordon J. Chase
Name		Keith Helming	Gordon J. Chase
Title		Director	Director

AERCAP IRELAND LIMITED

By	/s/	Thomas Kelly
Name		Thomas Kelly
Title		Attorney-In-Fact

[Signature Page to Notes Registration Rights Agreement]

INTERNATIONAL LEASE FINANCE CORPORATION

By	/s/	Wouter M. Den Dikken
Name	Wouter M. Den Dikken
Title	CEO

AERCAP U.S. GLOBAL AVIATION LLC

By	/s/	Thomas Kelly
Name	Thomas Kelly
Title	Director

[Signature Page to Notes Registration Rights Agreement]

Schedule I

Guarantors

AerCap Holdings N.V.

AerCap Aviation Solutions B.V.

AerCap Ireland Capital Limited

AerCap Ireland Limited

International Lease Finance Corporation

AerCap U.S. Global Aviation LLC